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                                  Exhibit 3(b)

                                  COMPOSITE OF

                                     BYLAWS

                            OXIS INTERNATIONAL, INC .

                        Effective Date September 7, 1994

                         and as amended August 30, 2000


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


         Section 1.        The Meeting. The annual meeting of the stockholders
         ---------         -----------
of OXIS INTERNATIONAL, INC. a Delaware corporation (the "Corporation") for the election of directors and for the transaction of such other business as may come before the meeting shall be on the third Tuesday of May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such time and at such location as shall be designated by the Board of Directors or at such other date, time, and location as the Board of Directors shall designate.

         Section 2.        Special Meetings. Special meetings of the
         ---------         ----------------
stockholders, unless otherwise prescribed by statute, maybe called at any time by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of stockholders of record owning at least fifty percentum of the shares of stock of the Corporation outstanding and entitled to vote.

         Section 3.        Notice of Meetings. Notice of the place, date and
         ---------         ------------------
time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his or her address as it appears on the records of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 4.        Place of Meetings. Meetings of the stockholders may
         ---------         -----------------
be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

         Section 5.        Quorum. At all meetings of the stockholders the
         ---------         ------
holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except as otherwise provided by statute or in the

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Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6.        Organization. At each meeting of the stockholders,
         ---------         ------------
the Chairman of the Board, or in his or her absence or inability to act, the President, or in his or her absence or inability to act, the Vice President, or in his or her absence or inability to act, any person chosen by a majority of those stockholders present, in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         Section 7.        Order of Business. The order of business at all
         ---------         -----------------
meetings of the stockholders shall be as determined by the chairman of the meeting.

         Section 8.        Voting. Except as otherwise provided by statute, by
         ---------         ------
the Certificate of Incorporation, or by any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so filed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these Bylaws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9.        List of Stockholders. The officer who has charge of
         ---------         --------------------
the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 10.       Inspectors. The Board of Directors may, in advance of
         ----------        ----------
any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine, in number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the

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election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in. writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         Section 11.       Consent of Stockholders in Lieu of Meeting. Whenever
         ----------        ------------------------------------------
the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders not signing such written consent of the taking of corporate action without a meeting and by less than unanimous written consent.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1.        General Powers. The business and affairs of the
         ---------         --------------
Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2.        Number, Qualifications, Election, and Term of Office.
         ---------         ----------------------------------------------------
The number of directors of the Corporation shall be six (6) but, by vote of a majority of the entire Board of Directors or amendment of these Bylaws, the number thereof may be increased or decreased as may be so provided, subject to the provisions of Section 11 of this Article II. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these Bylaws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified or until his or her death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Certificate of Incorporation.

         Section 3.        Place of Meeting. Meetings of the Board of Directors
         ---------         ----------------
may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or shall be specified in the notice of waiver of notice of such meeting.

         Section 4.        Annual Meeting. The Board of Directors shall meet for
         ---------         --------------
the purpose of the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

         Section 5.        Regular Meetings. Regular meetings of the Board of
         ---------         ----------------
Directors shall be held quarterly at such place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

         Section 6.        Special Meetings. Special meetings of the Board of
         ---------         ----------------
Directors may be called by one or more directors of the Corporation or by the President.

         Section 7.        Notice of Meetings. Notice of each special meeting of
         ---------         ------------------
the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provide in this

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Section 7, in which notice shall be stated the time and place of the meeting.
Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him or her at his or her residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

         Section 8.        Quorum and Manner of Acting. A majority of the entire
         ---------         ---------------------------
Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these Bylaws, the directors shall act only as a Board and the individual directors shall have no power as such.

         Section 9.        Organization. At each meeting of the Board of
         ---------         ------------
Directors, the President, or, in his or her absence or inability to act another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 10.       Resignations. Any director of the Corporation may
         ----------        ------------
resign at any time by giving written notice of his or her resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 11.       Vacancies. Vacancies may be filled by a majority of
         ----------        ---------
the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase) , the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, the majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Section 12.       Removal of Directors. Except as otherwise provided in
         ----------        --------------------
the Certificate of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these Bylaws provided.

         Section 13.       Compensation. The Board of Directors shall have
         ----------        ------------
authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided

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no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 14.       Action Without Meeting. Any action required or
         ----------        ----------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                    OFFICERS

         Section 1.        Number and Qualification. The officers of the
         ---------         ------------------------
Corporation shall be the President and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these Bylaws. The Board of Directors may from time to time elect such other officers (including Chairman of the Board, one or more Vice Presidents, Assistant Vice presidents, Assistant Secretaries, Treasurers and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors.

         Section 2.        Resignations. Any officer of the Corporation may
         ---------         ------------
resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.        Removal. Any officer or agent of the Corporation may
         ---------         -------
be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so "removed.

         Section 4.        Vacancies. A vacancy in any office, whether arising
         ---------         ---------
from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment of such office.

         Section 5.        Compensation. The compensation of the officers of the
         ---------         ------------
Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

         Section 6.        President. Unless the implementing resolutions of the
         ---------         ---------
Board of Directors of the Corporation provide otherwise, the President shall be the Chief Executive Officer of the Corporation and shall have the general powers of supervision and direction over the management of the Corporation. In the absence of the office of Chairman of the Board, or in the absence of the Chairman from time to time, the President, if present, shall preside at each meeting of the stockholders and the Board of Directors; and if the President is also serving as the Chief Executive Officer, the President shall be an ex-officio member of all committees of the Board of Directors. He or she shall perform all duties incident to the offices of President and Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Executive Committee.

         Section 7.        Secretary.  The Secretary shall:
         ---------         ---------

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         (a)      Keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

         (b) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

         (c) Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed;

         (e) Have the power to sign stock certificates to the full extent permitted by law; and

         (f) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

         Section 8.        Treasurer.  The Treasurer shall:
         ---------         ---------

         (a) Have charge and custody of and be responsible for all funds and securities of the Corporation;

         (b) Receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws;

         (c) Prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, the President, or as may be required by law, a statement of financial condition of the Corporation in such detail as may be required;

         (d) Have the power to sign stock certificates to the full extent permitted by law; and

         (e) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                                   ARTICLE IV

                               Executive Committee
                               -------------------

         Section 1.        Membership. The Board of Directors may appoint an
         ---------         ----------
Executive Committee consisting of not less than three (3) members of the Board. The Chairman of the Board (if such position is filled) and the President of the Corporation shall be members of such Committee, and the Chairman of the Board shall be chairman of the Committee, unless in the implementing resolutions another person is designated as such chair. Membership on the Executive Committee shall be at the pleasure of the Board and vacancies in the membership of the Executive Committee may be filled at any meeting of the Board.

         Section 2.        Powers. During the intervals between the meetings of
         ---------         ------
the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the affairs of the Corporation in all cases in which specific directions shall not have been given by the Board; provided, however, that, except as specifically permitted by the Delaware General Corporation Law, the Executive Committee shall not have the power or authority to: (a) approve, adopt or propose to stockholders actions that such Law requires be approved by stockholders; or (b) adopt, amend or repeal these Bylaws. All actions taken by the

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Executive Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board; provided, however, that no rights of third parties shall be affected by such revision or alteration.

         Section 3.        Quorum. A majority of the Executive Committee shall
         ---------         ------
constitute a quorum, and in every case the affirmative vote of a majority of the whole number of members constituting the Executive Committee shall be necessary for the passage of any resolution. Regular minutes of the proceedings of the Executive Committee shall be maintained.

         Section 4.        Meetings. The Executive Committee may act by the
         ---------         --------
unanimous written consent of its members although not formally convened in meeting. The Executive Committee shall fix its own rules and procedures and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of the Chairman or of any member of the Committee.

                                    ARTICLE V

                                 INDEMNIFICATION

         The Corporation, by action of the Board of Directors, may, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of each year.

                                   ARTICLE VII

                                      SEAL

         The Board of Directors shall provide a corporate seal, which shall be in the form of the name of the Corporation and the words and figures "Corporate Seal 1973 Delaware".

                                  ARTICLE VIII

                                   AMENDMENTS

         These Bylaws may be amended or repealed, or new Bylaws may be adopted,
(1) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to Section 11 of Article I, or (3) by action of the Board of Directors.

         These Bylaws were first adopted by the Board of Directors of DDI Pharmaceuticals, Inc. on June 15, 1994. These Bylaws became the Bylaws of OXIS International, Inc. on September 7, 1994 pursuant to merger of DDI Pharmaceuticals, Inc. and other companies, with DDI Pharmaceuticals, Inc. being the surviving corporation in that merger and changing its name to OXIS International, Inc. as of the effective date of the merger. These Bylaws were thereafter amended by the Board of Directors of OXIS International, Inc. on August 30, 2000. This Composite includes those amendments (Article IV and portions of Article III).

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